Exhibit 10.01
EXECUTIVE TRANSITION AND RELEASE AGREEMENT
     This Executive Transition and Release Agreement (this “Agreement”) is entered into between Thomas A. Cooley (“Executive”) and Cadence Design Systems, Inc. (“Cadence” or the “Company”).
     1. RESIGNATION. Effective as of April 27, 2011 (the “Effective Date”), Executive hereby resigns his positions as Senior Vice President of Worldwide Field Operations of Cadence and, after the Effective Date, Executive will be relieved of all of Executive’s authority and responsibilities in those positions and all other positions that Executive may hold as an officer of Cadence or any of its subsidiaries or affiliates, after which Executive shall be employed by Cadence solely as a non-executive employee, as an advisor to Charlie Huang, Executive’s successor as the Senior Vice President of Worldwide Field Operations.
     2. TRANSITION COMMENCEMENT DATE. From the Effective Date until July 1, 2011 (the “Initial Period”), Executive shall remain a full-time employee of Cadence; provided, however, that (i) if Executive desires to accept full-time employment with a third party that is not engaged in a Cadence Business or the EDA Industry (each, as hereinafter defined), Cadence shall not unreasonably withhold or delay its consent to same, and (ii) if Cadence grants such consent and Executive accepts such full-time employment, then Executive’s employment with Cadence during the remainder of the Initial Period shall change to a part-time basis. Effective as of July 2, 2011 (the “Transition Commencement Date”), Executive, to the extent he has not already transitioned into part-time status, shall become a part-time employee of Cadence. Executive will be paid (a) any earned but unpaid base salary for his services as an officer of the Company prior to the Transition Commencement Date and any outstanding expense reimbursements submitted and approved pursuant to Section 3.1 of Executive’s Employment Agreement with the Company dated as of February 23, 2009, as amended by the First Amendment dated as of May 13, 2009 and the Second Amendment dated as of March 31, 2010 (as amended, the “Employment Agreement”); and (b) other unpaid vested amounts or benefits under the compensation, incentive and benefit plans of the Company in which Executive participates, in each case under this clause (b) as of the Transition Commencement Date. The payment of the foregoing amounts shall be made to Executive by no later than the next regular payroll date following the Transition Commencement Date. As of the first day of the month following the Transition Commencement Date, or, if sooner, the first date that Executive no longer meets the eligibility requirements under the terms of Cadence’s medical, dental, and vision insurance plans, Executive will no longer participate in Cadence’s medical, dental, and vision insurance plans (unless Executive elects to continue coverage pursuant to COBRA).
     3. TRANSITION PERIOD. The period from the Effective Date to the date when Executive’s employment with Cadence under this Agreement terminates (the “Termination Date”) is called the “Transition Period” in this Agreement. Executive’s Termination Date will be the earliest to occur of:
          a. the date on which Executive resigns from all employment with Cadence;
          b. the date on which Cadence terminates Executive’s employment due to a material breach by Executive of Executive’s duties or obligations under this Agreement after written notice delivered to Executive identifying such breach and his failure to cure such breach, if curable, within thirty (30) days following delivery of such notice; and
          c. July 1, 2012.
     4. DUTIES AND OBLIGATIONS DURING THE TRANSITION PERIOD AND AFTERWARDS.
          a. During the Initial Period, Executive shall assist Cadence in the smooth transition of his duties and responsibilities to his successor and will render such services as Cadence’s Chief Executive Officer (“CEO”) and/or Senior Vice President of Worldwide Field Operations may reasonably request during normal business hours. During the period from the Transition Commencement Date until the Termination Date, Executive will render such services as reasonably requested by Cadence’s Chief Financial Officer on an as-needed basis at mutually-convenient times. From and after the Transition Commencement Date, Executive’s time rendering the services described herein shall not exceed twenty (20) hours per month. Except as otherwise provided in paragraph 4(b) of this Agreement, from and after the Transition Commencement Date (or such earlier date as mutually agreed by Executive and Cadence), Executive’s obligations hereunder will not preclude Executive from accepting and holding full-time employment elsewhere. Neither party expects that Executive will resume employment with Cadence in the future at a level that exceeds the level set forth in this paragraph 4(a) and it is the parties’ intent that Executive will have experienced a “separation from service” as defined in Section 409A of the Code as of the Transition Commencement Date.
          b. In the course of his work with Cadence, Executive has obtained extensive and valuable knowledge and information concerning Cadence’s business (including confidential information relating to Cadence and its operations, intellectual property, assets, contracts, customers, personnel, plans, marketing plans, research and development plans and prospects). Executive acknowledges and agrees that it would be virtually impossible for Executive to work as an employee, consultant or advisor in any business in which Cadence engages on the Transition Commencement Date, including the EDA Industry (as hereinafter defined), without inevitably disclosing confidential and proprietary information belonging to Cadence. Accordingly, during the Transition Period, Executive will not, directly or indirectly, provide services, whether as an employee, consultant, independent contractor, agent, sole proprietor, partner, joint venturer, corporate officer or director, on behalf of any corporation, limited liability company, partnership, or other entity or person or successor thereto that (i) is engaged in any business in which Cadence or any of its affiliates is engaged on the Transition Commencement Date or has been engaged at any time during the 12-month period immediately preceding the Transition Commencement Date, whether in the EDA Industry or otherwise, anywhere in the world (a “Cadence Business”), or (ii) produces, markets, distributes or sells any products, directly or indirectly through intermediaries, that are competitive with Cadence or any of its affiliates. As used in this Agreement, the term “EDA Industry” means the research, design or development of electronic design automation software, electronic design verification, emulation hardware and related products, such products containing hardware, software and both hardware and/or software products, designs or solutions for, and all intellectual property embodied in the foregoing, or in commercial electronic design and/or maintenance services, such services including all intellectual property embodied in the foregoing. If, during the Transition Period, Executive receives an offer of employment or consulting from any person or entity that engages in whole or in part in a Cadence Business, then Executive must first obtain written approval from Cadence’s CEO before accepting said offer.
          c. During the Transition Period, Executive will be prohibited, to the fullest extent allowed by applicable law, and except with the written advance approval of Cadence’s CEO (or his successor(s)), from voluntarily or involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons or entities not now parties to this Agreement: (i) encouraging, inducing, attempting to induce, recruiting, attempting to recruit, soliciting or attempting to solicit or participating in any way in hiring or retaining for employment, contractor or consulting opportunities anyone who is employed at that time, or was employed during the previous one year, by Cadence or any Cadence affiliate; (ii) interfering or attempting to interfere with the relationship or prospective relationship of Cadence or any Cadence affiliate with any former, present or future client, customer, joint venture partner, or financial backer of Cadence or any Cadence affiliate; or (iii) soliciting, diverting or accepting business, in any line or area of business engaged in by Cadence or any Cadence affiliate, from any former or present client, customer or joint venture partner of Cadence or any Cadence affiliate (other than on behalf of Cadence), except that Executive may solicit or accept business, in a line of business engaged in by Cadence or a Cadence affiliate, from a former or present client, if and only if Executive had previously provided consulting services in such line of business, to such client, prior to ever being employed by Cadence, but in no event may Executive violate paragraph 4(b) hereof. The restrictions contained in subparagraph (i) of this paragraph 4(c) shall also be in effect for a period of one year following the Termination Date. This paragraph 4(c) does not alter any of the obligations the Executive may have under the Employee Invention and Confidential Information Agreement, dated March 6, 1995.
          d. Executive will fully cooperate with Cadence in all matters relating to his employment, including the winding up of work performed in Executive’s prior position and the orderly transition of such work to other Cadence employees.
          e. Executive will not make any statement, written or oral, that disparages Cadence or any of its affiliates, or any of Cadence’s or its affiliates’ products, services, policies, business practices, employees, executives, officers, or directors, past, present or future. Similarly, Cadence agrees to instruct its executive officers and members of the Company’s Board of Directors not to make any statement, written or oral, that disparages Executive. The restrictions described in this paragraph shall not apply to any truthful statements made in response to a subpoena or other compulsory legal process.
          f. Notwithstanding paragraph 11 hereof, the parties agree that damages would be an inadequate remedy for Cadence in the event of a breach or threatened breach by Executive of paragraph 4(b) or 4(c), or for Cadence or Executive in the event of a breach or threatened breach of paragraph 4(e). In the event of any such breach or threatened breach, the non-breaching party may, either with or without pursuing any potential damage remedies, obtain from a court of competent jurisdiction, and enforce, an injunction prohibiting the other party from violating this Agreement and requiring the other party to comply with the terms of this Agreement.
     5. TRANSITION COMPENSATION AND BENEFITS. In consideration of Executive’s execution of the release of claims in this Agreement and in Attachment 1 and as compensation for Executive’s services during the Initial Period and the Transition Period, Cadence will provide the following payments and benefits to Executive (to which Executive would not otherwise be entitled), so long as Executive returns to the Company, on the earlier of the Transition Commencement Date or the date the Executive ceases to serve as a full-time employee of the Company, all hard and soft copies of records, documents, materials and files in his possession or control, which contain or relate to confidential, proprietary or sensitive information obtained by Executive in conjunction with his employment with the Company, as well as all other Company-owned property, except to the extent retained pursuant to Section 7 of the Employment Agreement:
          a. During the Initial Period, Executive shall continue to receive his base salary, and shall remain eligible to receive bonus compensation for the first half of calendar year 2011 with a personal multiplier of 1.0; provided, however, that in the event Executive’s employment transitions from full-time to part-time prior to the Transition Commencement Date, from and after such transition to part-time status (i) Executive’s base salary shall be pro-rated based on the number of hours per week actually worked by Executive, and (ii) if such transition occurs before July 1, 2011, Executive’s bonus for the first half of 2011 shall be based on his eligible earnings for the period, which would consist of his base salary earned during the period plus any payments earned under paragraph 5(a)(i) above.
          b. Effective as of the Transition Commencement Date, so long as the Executive executes and delivers a Release of Claims in the form of Attachment 1 hereto no more than ten (10) days before the Transition Commencement Date and such Release of Claims has become irrevocable in accordance with its terms on or prior to the Transition Commencement Date, all of the unvested equity compensation awards (including stock options, restricted stock and restricted stock units) that are not performance-based within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), that are outstanding and held by Executive on the Transition Commencement Date and that would have vested over the twelve (12) months following the Transition Commencement Date had Executive continued to serve as an executive of the Company pursuant to his Employment Agreement, shall immediately vest and become exercisable in full on the Transition Commencement Date of this Agreement, and there shall be no further vesting of those equity compensation awards during or after the Transition Period, notwithstanding any provision in any equity compensation award to the contrary, except as otherwise provided by paragraph 8 hereof. Provided Executive continues in employment under this Agreement through the end of the applicable performance period, unvested equity compensation awards that are performance-based within the meaning of Section 162(m) of the Code and that are outstanding and held by Executive on the Transition Commencement Date shall continue to vest though the end of the applicable performance period provided any such performance period ends within twelve (12) months following the Transition Commencement Date, but only to the extent justified by the satisfaction of the performance goals prescribed for such equity awards. Upon the conclusion of the performance period, such awards shall immediately vest to the extent they would have vested over the twelve (12) months following the Transition Commencement Date had Executive continued to serve as an executive of the Company pursuant to his Employment Agreement, and there shall be no further vesting of such awards during or after the Transition Period except as otherwise provided by paragraph 8 hereof. Any acceleration pursuant to this paragraph 5(b) will have no effect on any other provisions of the stock awards.

          c. Executive’s employment pursuant to this Agreement (whether full-time or part-time) shall be considered a continuation of employee status and continuous service for all purposes under any equity compensation awards previously granted to Executive by the Company and outstanding on the Effective Date.
          d. If Executive elects to continue coverage under Cadence’s medical, dental, and vision insurance plans pursuant to COBRA following the Transition Commencement Date (or such earlier date when Executive ceases to be eligible for coverage under Cadence’s medical, dental, and vision insurance plans), Cadence will pay Executive’s COBRA premiums during the Transition Period; provided, however, that Cadence’s payment of such COBRA premiums shall cease upon Executive becoming eligible for coverage under similar benefit plans made available by a subsequent employer.
Except as so provided or as otherwise set forth in paragraphs 6, 7 and 8 hereof, Executive will receive no other compensation or benefits from Cadence in consideration of Executive’s services during the Transition Period.
     6. FIRST TERMINATION PAYMENT AND BENEFITS. Provided that Executive does not resign from employment with Cadence under this Agreement and Cadence does not terminate Executive’s employment with Cadence pursuant to paragraph 3(b) due to a material breach by Executive of Executive’s duties under this Agreement, and in consideration for, and subject to, Executive’s execution and acceptance of and adherence to this Agreement and Executive’s execution and delivery of a Release of Claims in the form of Attachment 1 as set forth in paragraph 5(b), and as compensation for Executive’s services during the Transition Period from and after the Transition Commencement Date, Cadence will provide to Executive the following termination payment, to which Executive would not otherwise be entitled, in each case, so long as the Release of Claims has become irrevocable in accordance with its terms prior to the date of payment:
          a. a lump-sum payment of $425,000.00, less applicable tax deductions and withholdings, payable on the thirtieth (30th) day following the date that is six months after the Transition Commencement Date; and
          b. for a period of six months, a monthly salary of $4,000.00 less applicable tax withholdings and deductions, payable in accordance with Cadence’s regular payroll schedule, commencing on the first pay date that is more than thirty (30) days following the date that is six months after the Transition Commencement Date.
     7. SECOND TERMINATION PAYMENT AND BENEFITS; REFUND OF PAYMENTS.
          a. Provided that Executive does not resign from employment with Cadence under this Agreement and Cadence does not terminate Executive’s employment with Cadence pursuant to paragraph 3(b) due to a material breach by Executive of Executive’s duties under this Agreement, on the thirtieth (30th) day following the Termination Date, and in consideration for, and subject to, Executive’s execution and acceptance of and adherence to this Agreement and Executive’s further execution of a Release of Claims in the form of Attachment 2 to this Agreement on the Termination Date, Cadence will provide to Executive the following termination payment, to which Executive would not otherwise be entitled, so long as the Release of Claims has become irrevocable in accordance with its terms prior to the date of payment:
               i. a lump-sum payment of $318,750.00, less applicable tax deductions and withholdings.
          b. If the Company should terminate Executive’s employment with the Company due to a breach by Executive of Executive’s duties or obligations under this Agreement, Executive shall promptly refund to the Company any and all amounts theretofore paid to Executive pursuant to paragraph 6(a), with interest on any such amount of eight percent per annum, compounded monthly.
          c. Notwithstanding anything in this Agreement to the contrary, to the extent that the Company in good faith determines that any portion of the payments provided for in this Agreement resulting from Executive’s termination of employment constitutes a “deferral of compensation” and that Executive is a “specified employee,” both within the meaning of Section 409A of the Code, no such amounts shall be payable to Executive pursuant to the Agreement prior to the earlier of (1) Executive’s death following the Transition Commencement Date or (2) the date that is six months following the date of Executive’s “separation from service” with the Company (within the meaning of Section 409A of the Code).
     8. CHANGE IN CONTROL. If a Change in Control (as defined in the Employment Agreement) occurs within three (3) months following the Effective Date, in which case the Company shall promptly notify Executive of the occurrence of such Change in Control, then (a) Section 4.5(a)(3) of the Employment Agreement shall apply in lieu of paragraph 5(b) of this Agreement; and (b) Sections 4.5(a)(1) and 4.5(a)(2) of the Employment Agreement shall apply in addition to paragraphs 6(a) and 7(a) of this Agreement.
     9. GENERAL RELEASE OF CLAIMS.
          a. Executive hereby irrevocably, fully and finally releases Cadence, its parent, subsidiaries, affiliates, directors, officers, agents and employees (“Releasees”) from all causes of action, claims, suits, demands or other obligations or liabilities, whether known or unknown, suspected or unsuspected, that Executive ever had or now has as of the time that Executive signs this Agreement which relate to his hiring, his employment with the Company, the termination of his employment with the Company and claims asserted in shareholder derivative actions or shareholder class actions against the Company and its officers and Board of Directors, to the extent those derivative or class actions relate to the period during which Executive was employed by the Company. The claims released include, but are not limited to, any claims arising from or related to Executive’s employment with Cadence, such as claims arising under (as amended) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1974, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the California Labor Code, the Employee Retirement Income Security Act of 1974 (except for any vested right Executive has to benefits under an ERISA plan), the state and federal Worker Adjustment and Retraining Notification Act, and the California Business and Professions Code; any other local, state, federal, or foreign law governing employment; and the common law of contract and tort. In no event, however, shall any claims, causes of action, suits, demands or other obligations or liabilities be released pursuant to the foregoing if and to the extent they relate to:
               i. any amounts or benefits to which Executive is or becomes entitled pursuant to the provisions of this Agreement or pursuant to the provisions designated in Section 9.9 of the Employment Agreement to survive the termination of Executive’s full-time employment;
               ii. claims for workers’ compensation benefits under any of the Company’s workers’ compensation insurance policies or funds;
               iii. claims related to Executive’s COBRA rights;
               iv. any rights that Executive has or may have to be indemnified by Cadence pursuant to any contract, statute, or common law principle; and
               v. any other rights or claims that Executive has or may have that cannot, as a matter of law, be waived.
          b. Executive represents and warrants that he has not filed any claim, charge or complaint against any of the Releasees based upon any of the matters released above.
          c. Executive acknowledges that the payments provided in this Agreement constitute adequate consideration for the release set forth in this paragraph 9.
          d. Executive intends that this release of claims cover all claims described above, whether or not known to Executive. Executive further recognizes the risk that, subsequent to the execution of this Agreement, Executive may incur loss, damage or injury which Executive attributes to the claims encompassed by this release. Executive expressly assumes this risk by signing this Agreement and voluntarily and specifically waives any rights conferred by California Civil Code section 1542 which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
          e. Executive represents and warrants that there has been no assignment or other transfer of any interest in any claim by Executive that is covered by this release.
     10. REVIEW OF AGREEMENT; REVOCATION OF ACCEPTANCE. Executive has been given at least 21 days in which to review and consider this Agreement, although Executive is free to accept this Agreement anytime within that 21-day period. Executive is advised to consult with an attorney about the Agreement. If Executive accepts this Agreement, Executive will have an additional 7 days from the date that Executive signs this Agreement to revoke that acceptance, which Executive may effect by means of a written notice sent to the CEO. If this 7-day period expires without a timely revocation, this Agreement will become final and effective on the eighth day following the date of Executive’s signature.

     11. ARBITRATION. Subject to paragraph 4(f) hereof, all claims, disputes, questions, or controversies arising out of or relating to this Agreement, including without limitation the construction or application of any of the terms, provisions, or conditions of this Agreement, will be resolved exclusively in final and binding arbitration in accordance with the Arbitration Rules and Procedures, or successor rules then in effect, of Judicial Arbitration & Mediation Services, Inc. (“JAMS”). The arbitration will be held in the San Jose, California, metropolitan area, and will be conducted and administered by JAMS or, in the event JAMS does not then conduct arbitration proceedings, a similarly reputable arbitration administrator. Executive and Cadence will select a mutually acceptable, neutral arbitrator from among the JAMS panel of arbitrators. Except as provided by this Agreement, the Federal Arbitration Act will govern the administration of the arbitration proceedings. The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, if California law is preempted, and the arbitrator is without jurisdiction to apply any different substantive law. Executive and Cadence will each be allowed to engage in adequate discovery, the scope of which will be determined by the arbitrator consistent with the nature of the claim[s] in dispute. The arbitrator will have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and will apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator will render a written award and supporting opinion that will set forth the arbitrator’s findings of fact and conclusions of law. Judgment upon the award may be entered in any court of competent jurisdiction. Cadence will pay the arbitrator’s fees, as well as all administrative fees, associated with the arbitration. Each party will be responsible for paying its own attorneys’ fees and costs (including expert witness fees and costs, if any). However, in the event a party prevails at arbitration on a statutory claim that entitles the prevailing party to reasonable attorneys’ fees as part of the costs, then the arbitrator may award those fees to the prevailing party in accordance with that statute.
     12. NO ADMISSION OF LIABILITY. Nothing in this Agreement will constitute or be construed in any way as an admission of any liability or wrongdoing whatsoever by Cadence or Executive.
     13. INTEGRATED AGREEMENT. This Agreement is intended by the parties to be a complete and final expression of their rights and duties respecting the subject matter of this Agreement. Except as expressly provided herein, nothing in this Agreement is intended to negate Executive’s agreement to abide by Cadence’s policies while serving as a Cadence employee, including but not limited to Cadence’s Employee Handbook, Sexual Harassment Policy and Code of Business Conduct, or Executive’s continuing obligations under Executive’s Employee Proprietary Information and Inventions Agreement, or any other agreement governing the disclosure and/or use of proprietary information, which Executive signed while working with Cadence or its predecessors; nor to waive any of Executive’s obligations under state and federal trade secret laws.
     14. FULL SATISFACTION OF COMPENSATION OBLIGATIONS; ADEQUATE CONSIDERATION. Executive agrees that the payments and benefits provided herein satisfy in full all obligations of Cadence to Executive arising out of or in connection with Executive’s employment through the Termination Date, including, without limitation, all compensation, salary, bonuses, reimbursement of expenses, and benefits.

     15. TAXES AND OTHER WITHHOLDINGS. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable hereunder all federal, state, local and foreign taxes and other amounts that are required to be withheld by applicable laws or regulations, and the withholding of any amount shall be treated as payment thereof for purposes of determining whether Executive has been paid amounts to which he is entitled.
     16. WAIVER. Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall neither be construed as, nor constitute, a continuing waiver of such breach or of other breaches of the same or any other provision of this Agreement.
     17. MODIFICATION. This Agreement may not be modified unless such modification is embodied in writing, signed by the party against whom the modification is to be enforced. Notwithstanding anything herein or in the Employment Agreement to the contrary, the Company may, in its sole discretion, amend this Agreement (which amendment shall be effective upon its adoption or at such other time designated by the Company) at any time prior to a Change in Control as may be necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code; provided, however, that any such amendment shall not materially reduce the benefits provided to Executive pursuant to this Agreement without the Executive’s consent.
     18. ASSIGNMENT AND SUCCESSORS. Cadence shall have the right to assign its rights and obligations under this Agreement to an entity that, directly or indirectly, acquires all or substantially all of the assets of Cadence. The rights and obligations of Cadence under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of Cadence. Executive shall not have any right to assign his obligations under this Agreement and shall only be entitled to assign his rights under this Agreement upon his death, solely to the extent permitted by this Agreement, or as otherwise agreed to in writing by Cadence.
     19. SEVERABILITY. In the event that any part of this Agreement is found to be void or unenforceable, all other provisions of the Agreement will remain in full force and effect.
     20. GOVERNING LAW. This Agreement will be governed and enforced in accordance with the laws of the State of California, without regard to its conflict of laws principles.

EXECUTION OF AGREEMENT
     The parties execute this Agreement to evidence their acceptance of it.

Dated: 4-28-2011	Dated: 4-28-2011

THOMAS A. COOLEY	CADENCE DESIGN SYSTEMS, INC.

/s/ Thomas A. Cooley	By:	/s/ Christina R. Jones Christina R. Jones
Sr. Vice President -
Global Human Resources

ATTACHMENT 1

RELEASE OF CLAIMS
          1. For valuable consideration, I irrevocably, fully and finally release Cadence, its parent, subsidiaries, affiliates, directors, officers, agents and employees (“Releasees”) from all causes of action, claims, suits, demands or other obligations or liabilities, whether known or unknown, suspected or unsuspected, that I ever had or now have as of the time that I sign this Agreement which relate to my hiring or employment with the Company, the termination of my employment with the Company and claims asserted in shareholder derivative actions or shareholder class actions against the Company and its officers and Board of Directors, to the extent those derivative or class actions relate to the period during my employment with the Company. The claims released include, but are not limited to, any claims arising from or related to my employment with Cadence, such as claims arising under (as amended) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1974, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the California Labor Code, the Employee Retirement Income and Security Act of 1974 (except for any vested right I have to benefits under an ERISA plan), the state and federal Worker Adjustment and Retraining Notification Act, and the California Business and Professions Code; any other local, state, federal, or foreign law governing employment; and the common law of contract and tort. In no event, however, shall any claims, causes of action, suits, demands or other obligations or liabilities be released pursuant to the foregoing if and to the extent they relate to:
               i. any amounts or benefits which I am or become entitled to receive pursuant to the provisions of my Executive Transition and Release Agreement with Cadence or pursuant to the provisions designated in Section 9.9 of my Employment Agreement with Cadence to survive the termination of my full-time employment;
               ii. claims for workers’ compensation benefits under any of the Company’s workers’ compensation insurance policies or funds;
               iii. claims related to my COBRA rights;
               iv. any rights that I have or may have to be indemnified by Cadence pursuant to any contract, statute, or common law principle; and
               v. any other rights or claims that I have or may have that cannot, as a matter of law, be waived.
     2. I intend that this Release cover all claims described above, whether or not known to me. I further recognize the risk that, subsequent to the execution of this Release, I may incur loss, damage or injury which I attribute to the claims encompassed by this Release. I expressly assume this risk by signing this Release and voluntarily and specifically waive any rights conferred by California Civil Code section 1542 which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
     3. I represent and warrant that there has been no assignment or other transfer of any interest in any claim by me that is covered by this Release.
     4. I acknowledge that Cadence has given me 21 days in which to consider this Release and advised me to consult an attorney about it. I further acknowledge that once I execute this Release, I will have an additional 7 days in which to revoke my acceptance of this Release by means of a written notice of revocation given to the General Counsel and the executive overseeing Human Resources. This Release will not be final and effective until the expiration of this revocation period.

Dated: _________________.	Print Name

Sign Name

2

ATTACHMENT 2

RELEASE OF CLAIMS
          1. For valuable consideration, I irrevocably, fully and finally release Cadence, its parent, subsidiaries, affiliates, directors, officers, agents and employees (“Releasees”) from all causes of action, claims, suits, demands or other obligations or liabilities, whether known or unknown, suspected or unsuspected, that I ever had or now have as of the time that I sign this Agreement which relate to my hiring or employment with the Company, the termination of my employment with the Company and claims asserted in shareholder derivative actions or shareholder class actions against the Company and its officers and Board of Directors, to the extent those derivative or class actions relate to the period during my employment with the Company. The claims released include, but are not limited to, any claims arising from or related to my employment with Cadence, such as claims arising under (as amended) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1974, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the California Labor Code, the Employee Retirement Income and Security Act of 1974 (except for any vested right I have to benefits under an ERISA plan), the state and federal Worker Adjustment and Retraining Notification Act, and the California Business and Professions Code; any other local, state, federal, or foreign law governing employment; and the common law of contract and tort. In no event, however, shall any claims, causes of action, suits, demands or other obligations or liabilities be released pursuant to the foregoing if and to the extent they relate to:
               i. any amounts or benefits which I am or become entitled to receive pursuant to the provisions of my Executive Transition and Release Agreement with Cadence or pursuant to the provisions designated in Section 9.9 of my Employment Agreement with Cadence to survive the termination of my full-time employment;
               ii. claims for workers’ compensation benefits under any of the Company’s workers’ compensation insurance policies or funds;
               iii. claims related to my COBRA rights;
               iv. any rights that I have or may have to be indemnified by Cadence pursuant to any contract, statute, or common law principle; and
               v. any other rights or claims that I have or may have that cannot, as a matter of law, be waived.
     2. I intend that this Release cover all claims described above, whether or not known to me. I further recognize the risk that, subsequent to the execution of this Release, I may incur loss, damage or injury which I attribute to the claims encompassed by this Release. I expressly assume this risk by signing this Release and voluntarily and specifically waive any rights conferred by California Civil Code section 1542 which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
     3. I represent and warrant that there has been no assignment or other transfer of any interest in any claim by me that is covered by this Release.
     4. I acknowledge that Cadence has given me 21 days in which to consider this Release and advised me to consult an attorney about it. I further acknowledge that once I execute this Release, I will have an additional 7 days in which to revoke my acceptance of this Release by means of a written notice of revocation given to the General Counsel and the executive overseeing Human Resources. This Release will not be final and effective until the expiration of this revocation period.

Dated: _________________.	Print Name

Sign Name

2